Exhibit 99.1

NanoString Technologies Provides Preliminary Revenue Results for Second Quarter 2018
- Second Quarter Product and Service Revenue Exceeds High End of Company Guidance -
SEATTLE - July 16, 2018 - NanoString Technologies, Inc. (NASDAQ:NSTG), a provider of life science tools for translational research and molecular diagnostic products, today provided preliminary financial results for the quarter ended June 30, 2018.
Financial & Operational Highlights:

•	Product and Service Revenue for the second quarter of 2018 was $20.4 million, versus prior guidance of $18.5 to $19.5 million. Product and Service Revenue for the first half of 2018 was $38.4 million.

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Second quarter Product and Service Revenue was comprised of $10.3 million in consumable revenue, $5.5 million in instrument revenue, $2.5 million in Prosigna revenue and $2.1 million in service revenue.

•	The Company’s nCounter® Analysis Systems installed base increased to approximately 670 at June 30, 2018.

•	Collaboration Revenue is expected to be approximately $4.5 million, and cash received from collaborations was $8.2 million.

•	Cash, cash equivalents and short-term investments of approximately $50.7 million at June 30, 2018.
“I’m pleased with our performance in the second quarter, which included 11% growth in our product and service revenue, bringing our growth through the first half of 2018 to approximately 13%,” said Brad Gray, NanoString’s president and chief executive officer. “Instrument installed base grew 22% year over year, with SPRINT accounting for approximately 50% of units sold during the quarter. Consumable pull-through was at the higher end of our guided range, with panel sales growing just over 30% and record Prosigna revenue. In addition, customer interest in our Digital Spatial Profiling continued to grow, resulting in strong service revenue growth driven by our Technology Access Program.”
The amounts set forth above are preliminary estimates. We are in the process of finalizing our results of operations for the three months ended June 30, 2018 and therefore final results are not yet available. These preliminary estimates are based solely upon information available to management as of the date of this press release. Our actual results may differ from these estimates due to the completion of our quarter-end closing procedures, final adjustments, review by our independent registered public accounting firm and developments that may arise between now and the time our financial results for the three months ended June 30, 2018 are finalized. You should read our unaudited consolidated financial statements for the three and six months ended June 30, 2018 once they become available.
About NanoString Technologies, Inc.
NanoString Technologies provides life science tools for translational research and molecular diagnostic products. The company's nCounter Analysis System has been employed in life sciences research since it was first introduced in 2008 and has been cited in more than 2,000 peer-reviewed publications. The nCounter Analysis System offers a cost-effective way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision, facilitating a wide variety of basic research and translational medicine applications, including biomarker discovery and validation. The company's technology is also being used in diagnostics. The Prosigna® Breast Cancer Prognostic Gene Signature Assay together with the nCounter Dx Analysis System is FDA 510(k) cleared for use as a prognostic indicator for distant recurrence of breast cancer. In addition, the company is collaborating with biopharmaceutical companies in the development of companion diagnostic tests for various cancer therapies, helping to realize the promise of precision oncology. For more information, please visit www.nanostring.com.
NanoString, NanoString Technologies, the NanoString logo, nCounter and Prosigna are trademarks or registered trademarks of NanoString Technologies, Inc. in various jurisdictions.
Cautionary Statement
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the company’s preliminary financial results and anticipated growth. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; the impact of competition; the impact of expanded sales and marketing on operating expenses; delays or other unforeseen problems with respect to manufacturing, product development or clinical studies; adverse conditions in the general domestic and global economic markets; as well as the other risks set forth in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements except as required by law.
Contact:
Doug Farrell
Vice President, Investor Relations & Corporate Communications
dfarrell@nanostring.com
Phone: 206-602-1768